UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 4

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2006
Date of Report (Date of earliest event reported)

SALAMON GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	93-1324674
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	no.)

302-1028 Alberni Street	V6E 1A3
Vancouver, B.C., Canada, V6E 1A3	(Zip Code)
(Address of principal executive offices)

604-408-3861
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[           ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[           ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[           ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[           ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 16, 2006, Manning Elliott LLP resigned as the Company’s auditor because the Company had filed its Form 10QSB and interim financial statements for the nine month period ended September 30, 2006 without the required review pursuant to Statement of Auditing Standard No. 100 (SAS 100) and that the Company did not meet the audit firm’s continuing client acceptance procedures.

During the two fiscal years ended December 31, 2004 and December 31, 2005 and any subsequent interim period before Manning Elliott LLP resigned as the Company’s auditor on November 16, 2006, there were no disagreements with the Company’s former auditor Manning Elliott LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Manning Elliott LLP, would have caused Manning Elliott LLP to make reference to the subject matter of the disagreement in its reports on our consolidated financial statements for such periods.

The auditor’s report of Manning Elliott LLP on the financial statements for the years ended December 31, 2004 and December 31, 2005, did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles save and except for a “going concern opinion” provided with the overall audit opinion.

The Company is in the process of engaging a new auditor, and the Company will file a Form 8-K regarding the new auditor when the engagement has been completed. When the new auditor has conducted the review required by SAS 100, the Company will file an amended Form 10-QSB and interim financial statements for the nine month period ended September 30, 2006 in compliance with SAS 100.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

16.1	Letter from Manning Elliott LLP, Chartered Accountants

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2007	SALAMON GROUP, INC.

	By:	/s/ John E. Salamon
John E. Salamon, President